Exhibit 99.1

Contact: William B. Boni VP, Investor Relations/Corp. Communications (781) 994-0300 www.ArQule.com Dr. Michaela Paudler-Debus Daiichi Sankyo, Co., Ltd. +81-3-6225-1338 (office)

FOR IMMEDIATE RELEASE

POSITIVE PHASE 2 CLINICAL DATA WITH TIVANTINIB
IN HEPATOCELLULAR CARCINOMA TO BE HIGHLIGHTED
IN ORAL PRESENTATION AT 2012 ANNUAL MEETING
OF AMERICAN SOCIETY OF CLINICAL ONCOLOGY

Woburn, MA and Japan Tokyo, May 17, 2012 – ArQule, Inc. (Nasdaq: ARQL) and Daiichi Sankyo, Co., Ltd. (TSE 4568) today announced that an oral presentation at the Annual Meeting of the American Society of Clinical Oncology (ASCO) will feature Phase 2 trial data with tivantinib as a single agent investigational second-line treatment in hepatocellular carcinoma (HCC).  ArQule announced that this randomized, double-blind study met its primary endpoint in January and will now present the full results from this trial, including positive data in the pre-defined c-MET high population.  Additional clinical data with tivantinib will be featured in two poster discussions and two general poster sessions.   Abstracts of these presentations with tivantinib have been published on www.asco.org.

“These findings represent the first randomized data reported with an investigational c-MET inhibitor administered as a single agent second-line treatment in HCC,” said Paolo Pucci, chief executive officer of ArQule.  “They clearly define c-MET high patients as a biological subgroup for potential targeted therapy with tivantinib.  The robust statistical significance achieved in this trial reflects the anti-cancer activity of tivantinib alone and expands its therapeutic potential.”

HCC Trial Summary: c-MET high patients

Data from the HCC trial demonstrated a statistically significant improvement in time-to-progression (HR=0.43, log rank p-value=0.03), accompanied by significant improvements in progression-free survival and disease control rate among second-line patients with c-MET high tumors who were treated with tivantinib.  In addition, overall survival data were observed favoring tivantinib-treated patients in this population.  Efficacy was similar in the two tivantinib dosing subgroups (360 milligrams twice daily and 240 milligrams twice daily), with less frequent neutropenia in the lower dose.

Previously announced top-line data from the HCC trial demonstrate that treatment with tivantinib produced a statistically significant 56 percent improvement in TTP in the intent-to-treat (ITT) population by central radiology review, the primary endpoint (HR = 0.64, log rank p-value = 0.04) in this trial.  Adverse events were reported at similar rates in the treatment and placebo arms, except for a higher incidence of fatigue and hematologic events, including neutropenia and anemia, in tivantinib-treated patients. The incidence of hematologic events declined following dose reduction of tivantinib from 360 milligrams twice daily to 240 milligrams twice daily.

The schedule of this and other presentations of data with tivantinib is provided below.  All times are Central Daylight Time.

Oral Presentation

Date and time: Saturday, June 2, 2012, 5:00 PM – 5:15 PM
Abstract number: 4006
Poster title: Tivantinib (ARQ 197) versus placebo in patients (Pts) with hepatocellular carcinoma (HCC) who failed one systemic therapy: Results of a randomized controlled phase II trial (RCT)
Presenter: Lorenza Rimassa, MD
Location: E Hall D1

Poster Discussion Sessions

Date and time: Saturday, June 2, 2012, 8:00 AM – 12:00 PM
Abstract number: 4545
Poster title: Safety and efficacy of MET inhibitor tivantinib (ARQ 197) combined with sorafenib in patients (pts) with renal cell carcinoma (RCC) from a phase 1 study
Poster board # 24
Presenter: Igor Puzanov, MD
Location: E450a

Date and time: Saturday, June 2, 2012, 1:15 PM – 5:15 PM
Abstract number: 8519
Poster title: Safety and efficacy of MET inhibitor tivantinib (ARQ 197) combined with sorafenib in patients (pts) with NRAS wild-type or mutant melanoma from a phase 1 study
Poster board # 8
Presenter: Julie A. Means-Powell, MD
Location: E450b

General Poster Session

Date and time: Monday, June 4, 2012, 8:00 AM – 12:00 PM
Abstract number: 4117
Poster title: Safety and efficacy of MET inhibitor tivantinib (ARQ 197) combined with sorafenib in patients (pts) with hepatocellular carcinoma (HCC) from a phase 1 study
Poster board # 50D
Presenter: Robert E. Martell, MD, PhD
Location: S Hall A2

Date and time: Monday, June 4, 2012, 8:00 AM – 12:00 PM
Abstract number: 4082
Poster title: A phase II study of tivantinib monotherapy in patients with previously treated advanced or recurrent gastric cancer
Poster board # 46A
Presenter: Kei Muro, MD
Location: S Hall A2

Tivantinib is currently in Phase 3 development and has not yet been approved for any indication.

About ArQule

ArQule is a biotechnology company engaged in the research and development of next-generation, small-molecule cancer therapeutics.  The Company’s targeted, broad-spectrum products and research programs are focused on key biological processes that are central to human cancers.  ArQule’s lead product candidate, in Phase 2 and Phase 3 clinical development together with development and commercialization partner, Daiichi Sankyo, Co. Ltd, is tivantinib, an oral, selective inhibitor of the c-MET receptor tyrosine kinase.  The Company’s pipeline consists of ARQ 621, designed to inhibit the Eg5 kinesin motor protein, and ARQ 736, designed to inhibit the RAF kinases. ArQule’s current discovery efforts, which are based on the ArQule Kinase Inhibitor Platform (AKIP™), are focused on the identification of novel kinase inhibitors that are potent, selective and do not compete with ATP (adenosine triphosphate) for binding to the kinase.

About Daiichi Sankyo

The Daiichi Sankyo Group is dedicated to the creation and supply of innovative pharmaceutical products to address the diversified, unmet medical needs of patients in both mature and emerging markets. While maintaining its portfolio of marketed pharmaceuticals for hypertension, hyperlipidemia, and bacterial infections, the Group is engaged in the development of treatments for thrombotic disorders and focused on the discovery of novel oncology and cardiovascular-metabolic therapies. Furthermore, the Daiichi Sankyo Group has created a "Hybrid Business Model," which will respond to market and customer diversity and optimize growth opportunities across the value chain. For more information, please visit www.daiichisankyo.com.

This press release contains statements regarding the clinical trials with tivantinib (ARQ 197) by ArQule and its business partner, Daiichi Sankyo.  These statements are based on the current beliefs and expectations of both companies, and are subject to risks and uncertainties that could cause actual results to differ materially.  Positive information about pre-clinical and early stage clinical trial results does not ensure that later stage or larger scale clinical trials will be successful. For example, tivantinib may not demonstrate a promising therapeutic effect; in addition, it may not demonstrate an appropriate safety profile in current or later stage or larger scale clinical trials as a result of known or as yet unanticipated side effects. The results achieved in later stage trials may not be sufficient to meet applicable regulatory standards or to justify further development. Problems or delays may arise during clinical trials or in the course of developing, testing or manufacturing these compounds that could lead ArQule or its partners to discontinue development.  Even if later stage clinical trials are successful, unexpected concerns may arise from analysis of data or from additional data.  Obstacles may arise or issues may be identified in connection with review of clinical data with regulatory authorities. Regulatory authorities may disagree with ArQule’s view of the data or require additional data or information or additional studies.  In addition, the planned timing of initiation and completion of clinical trials for tivantinib are subject to the ability of ArQule, Daiichi Sankyo, and Kyowa Hakko Kirin, a licensee of tivantinib, to enroll patients, enter into agreements with clinical trial sites and investigators, and overcome technical hurdles and other issues related to the conduct of the trials for which each of them is responsible.  There is a risk that these issues may not be successfully resolved.  Drug development involves a high degree of risk. Only a small number of research and development programs result in the commercialization of a product.  Positive pre-clinical data may not be supported in later stages of development.  Furthermore, ArQule may not have the financial or human resources to successfully pursue drug discovery in the future. Moreover, with respect to partnered programs, even if certain compounds show initial promise, Daiichi Sankyo or Kyowa Hakko Kirin may decide not to license or continue to develop them, as the case may be.  In addition, Daiichi Sankyo and Kyowa Hakko Kirin have certain rights to unilaterally terminate their agreements with ArQule. If either company were to do so, ArQule might not be able to complete development and commercialization of the applicable licensed products on its own. For more detailed information on the risks and uncertainties associated with the ArQule’s drug development and other activities, see the ArQule’s periodic reports filed with the Securities and Exchange Commission. Neither ArQule, nor Daiichi Sankyo undertake any obligation to publicly update any forward-looking statements.

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